Exhibit 10.2(e)

LEASE AMENDMENT

DATED:	March 31, 2003

BETWEEN:	PACIFIC REALTY ASSOCIATES, L.P.,
	a Delaware limited partnership	LANDLORD

AND:	TRM COPY CENTERS (USA) CORPORATION,
	an Oregon corporation	TENANT

By written lease dated October 14, 1991, Tenant leased from Landlord approximately 27,730 square feet of warehouse and office space located in Building No. 10, Pacific Business Park South, 12439 N.E. Marx Street, Portland, Oregon 97230.  By Lease Amendment dated November 12, 1993, Tenant leased an additional approximately 3,770 square feet of office and warehouse space located adjacent to the Premises in Building No. 10, Pacific Business Park South.  Tenant’s leased area now totals approximately 31,500 square feet of warehouse and office space (hereinafter referred to as the “Premises”).  By Lease Amendment dated February 7, 1994, the Lease was amended.  By Lease Amendment dated August 10, 1994, the Lease was extended.  Such documents hereinafter are referred to as the “Lease.”  The Lease expires March 31, 2010.

Tenant now wishes to relinquish approximately 12,928 square feet of office space (hereinafter referred to as the “First Relinquished Space”) and as further described on the attached Exhibit A.

NOW, THEREFORE, the parties agree as follows:

1.                                       Tenant has vacated the First Relinquished Space as of February 28, 2003, leaving same in broom clean condition and good repair.  Tenant’s total leased area in the Premises shall decrease from approximately 31,500 to approximately 18,572 square feet of warehouse and office space.  Landlord has accepted the First Relinquished Space in its present broom clean condition.

2.                                       Commencing March 1, 2003 and continuing through the existing term, Tenant shall pay base rent pursuant to the following revised rent schedule:

Period	Base Rent Per Month
March 1, 2003 through March 31, 2003	$0.00
April 1, 2003 through July 31, 2004	$18,201.00
August 1, 2004 through March 31, 2010	$10,735.00

3.                                       This Agreement is contingent upon Landlord obtaining a fully executed lease agreement for the First Relinquished Space from a third party.  Landlord acknowledges it is in receipt of such lease agreement.

4.                                       Paragraph 20 (c) of the Lease provided for the replacement of carpet, sheet vinyl and the repainting of the Premises at the end of the fifth and tenth years of the existing lease term.  Landlord and Tenant acknowledge that such tenant improvement work has not occurred as of the date of this Agreement.  Landlord agrees to credit Tenant for the cost of such tenant improvement work for the First Relinquished Space equal to one month of free base rent as referenced in Paragraph 2 above.  Tenant shall retain the right to such tenant improvement work for the Premises through the end of the existing term.

5.                                       Upon execution of this Agreement and receipt by Landlord of a fully executed lease agreement for the First Relinquished Space from a third party, Tenant’s obligations under the Lease for the First Relinquished Space shall terminate effective as of February 28, 2003, with the exception of the payment of base rent as referenced in Paragraph 2 above.  Tenant’s obligation for the payment of taxes and assessments for the First Relinquished Space, (which represents .410 percent of the total Building square footage), shall terminate effective as of March 1, 2003.  Tenant shall be responsible for the payment of taxes and operating expenses for the remaining Premises, which represents .589 percent of the total Building square footage.

6.                                       Except as expressly modified hereby, all terms of the Lease shall remain in full force and effect and shall continue through the existing term.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the respective dates set opposite their signatures below, but this Agreement on behalf of such party shall be deemed to have been dated as of the date first above written.

LANDLORD:

PACIFIC REALTY ASSOCIATES, L.P.,
a Delaware limited partnership

			By:	PacTrust Realty, Inc.,
a Delaware corporation,
its General Partner

Date:	April 6,	, 2003		By:	/s/ David G. Hicks
David G. Hicks
Vice President

TENANT:

TRM COPY CENTERS (USA) CORPORATION,
an Oregon corporation

Date:	April 6,	,2003	By:	/s/ Kenneth L. Tepper
			Name:	Kenneth L. Tepper
			Title:	President & CEO